Exhibit 99.3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of Amendment No. 1 to the Schedule 13D originally filed on August 21, 2008 (including additional amendments thereto) with respect to the shares of Common Stock, $0.01 par value, of Perfumania Holdings, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  January 24, 2012

RGARCIA INVESTMENT HOLDINGS, LLC

By:	/s/ Rene Garcia
	Name:	Rene Garcia
	Title:	Sole Member

/s/ Rene Garcia
Rene Garcia